                                                                    EXHIBIT 11

                                   PALFED, Inc.

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                              FOR THE YEARS ENDED DECEMBER 31
                                                                             ----------------------------------
                                                                                1996        1995        1994
                                                                             ----------  ----------  ----------
Weighted average shares outstanding........................................   5,133,285   5,095,811   5,136,668
Stock options outstanding..................................................     336,713     184,233     186,000
Shares assumed repurchased.................................................    (227,693)   (117,474)   (152,946)
                                                                             ----------  ----------  ----------
Average common and common equivalent shares(1).............................   5,242,305   5,162,570   5,169,722
                                                                             ----------  ----------  ----------
                                                                             ----------  ----------  ----------

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(1) Stock options outstanding less shares assumed repurchased are common equivalent shares.